Exhibit 77(Q)(1)(a)(iv)

                                ING EQUITY TRUST

                          ABOLITION OF SERIES OF SHARES
                             OF BENEFICIAL INTEREST

      The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 5.11(f) and Section 8.2 of the Trust's Declaration of Trust, dated June 12, 1998, as amended, hereby abolish the ING Large Company Value Fund, and the establishment and designation thereof, there being no shares of such series currently outstanding.

Dated: October 16, 2003


/s/ Paul S. Doherty
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Paul S. Doherty, as Trustee                     Jock Patton, as Trustee


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J. Michael Earley, as Trustee                   David W.C. Putnam, as Trustee


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R. Barbara Gitenstein, as Trustee               Blaine E. Rieke, as Trustee


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R Glenn Hilliard, as Trustee                    John G. Turner, as Trustee


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Walter H. May, as Trustee                       Roger B. Vincent, as Trustee


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Thomas J. McInerney, as Trustee                 Richard A. Wedemeyer, as Trustee